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                                                                    EXHIBIT 10.6

                     INTELLECTUAL PROPERTY RIGHTS AGREEMENT

                                 by and between

                            NORTEL NETWORKS LIMITED,

                             NORTEL NETWORKS, INC.,

                                       and

                            ARRIS INTERACTIVE, L.L.C.

                           Dated as of August 3, 2001


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                     INTELLECTUAL PROPERTY RIGHTS AGREEMENT

         This Intellectual Property Rights Agreement (this "IPR Agreement"), dated as of August 3, 2001, is by and between NORTEL NETWORKS LIMITED, a corporation organized under the laws of Canada ("Nortel Networks"), on its behalf, on behalf of NORTEL NETWORKS INC., a corporation organized and existing under the laws of Delaware ("NNI"), and on behalf of its other wholly owned subsidiaries (hereinafter collectively "Nortel Networks"), and ARRIS INTERACTIVE, L.L.C., a limited liability company organized under the laws of Delaware ("Existing Venture").

                                   WITNESSETH:

         WHEREAS pursuant to the Intellectual Property Rights Agreement effective November 17, 1995 among ANTEC Corporation, Nortel Networks Inc. (a wholly owned subsidiary of Nortel Networks) and Existing Venture, as amended by the Agreement dated February 27, 1998 among ANTEC Corporation, Nortel Networks Inc. and Existing Venture, and by the Amendment to Intellectual Property Rights Agreement dated March 31, 1999 among ANTEC Corporation, Nortel Networks, Nortel Networks Inc. and Existing Venture, the respective parties had defined their rights and obligations with respect to certain joint development activities; and

         WHEREAS pursuant to the License Agreement entered into November 17, 1995 between Nortel Networks Inc. and Existing Venture, as amended by the Agreement dated February 27, 1998 among ANTEC Corporation, Nortel Networks Inc. and Existing Venture, and by the Amendment to License Agreement dated March 31, 1999 among Nortel Networks, Nortel Networks Inc. and Existing Venture, Nortel Networks and Nortel Networks Inc. granted Existing Venture certain license rights under Intellectual Property Rights in Cornerstone Total Access, Voice and Data and BTD Cable Modem products; and

         WHEREAS, pursuant to the Agreement and Plan of Reorganization (the "Merger Agreement") in which Nortel Networks LLC is to contribute all of its interest in Existing Venture to Broadband Parent Corporation ("Newco") and, accordingly, after the contribution, Newco is to own or control, directly or indirectly, 100% of the interest in Existing Venture; and

         WHEREAS Existing Venture seeks to have ownership of certain Intellectual Property Rights of Nortel Networks, and to modify certain Intellectual Property Rights it had licensed from Nortel Networks and Nortel Networks Inc., and Nortel Networks and Nortel Networks Inc. are willing to grant such ownership and modifications subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS


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         1.01     Certain Definitions. As used herein, unless otherwise defined below, capitalized terms have the meaning ascribed to them in the Merger
Agreement:

         "Administrative Services" means any financial, human resources, sales and marketing, order management, bills of materials, logistics, customs/excise, information systems, or administrative process or services, including any computer software used in connection therewith, supplied to Existing Venture by or on behalf of Nortel Networks or any of its Affiliates.

         "Affiliate" shall mean a company which Nortel Networks effectively owns or controls, and continues to own or control, directly or indirectly, fifty percent (50%) or more of the voting stock or ownership interest therein, and shall include its parent Nortel Networks Corporation and its Affiliates.

         "Existing Venture" shall have the meaning set forth in the first paragraph of this Agreement.

         "Existing Venture Company" shall mean any of Existing Venture, ANTEC Corporation and Newco, and "Existing Venture Companies" shall mean all of Existing Venture, ANTEC Corporation and Newco.

         "Existing Venture Intellectual Property Rights" means all of the Intellectual Property Rights that are owned by Existing Venture as at the Effective Time, a complete list of which is attached hereto as Schedule A.

         "Existing Venture Products" shall mean those products of Existing Venture, in existence as at the Effective Time, identified on Schedule B, attached hereto.

         "Existing Venture Royalty Products" shall mean those products and services of a Licensed Existing Venture Company which embody Licensed Intellectual Property Rights, and which are (i) not natural improvements and evolutions of Licensed Products, and/or (ii) not used in the delivery of narrowband and broadband services over Hybrid Fiber Coaxial Cable Networks.

         "CMTS IPR" shall mean those Transferred Intellectual Property Rights that as of the Effective Time are (i) owned by Nortel Networks, and (ii) either exclusively embodied in or exclusively used by the Existing Venture Product known as CMTS, or exclusively used in the development, manufacture and sale of CMTS.

         "Competing Company" shall mean any of the companies listed in Schedule C, attached hereto, and shall include any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such companies.

         "Confidential Information" shall mean information disclosed from one Party to the other which is marked "confidential" or "proprietary" or by words of like import, or which because of


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its nature or the circumstances surrounding its disclosure would reasonably be considered to be confidential.

         "Copyrights" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Excluded Intellectual Property" means Intellectual Property Rights embodied in or related to Administrative Services, Arris Hardware, Common Equipment Hardware, Proprietary Hardware, or Services (as defined in the Transitional Services Agreement between the parties dated as of the effective date first above written).

         "Hybrid Fiber Coaxial Cable Network" shall mean a broadcast network that combines coaxial cable and fiber optic cable (but not including all-fiber or fiber-copper networks) in the delivery of services from headend to subscriber premises.

         "Improvements" shall mean improvements, innovations, enhancements, modifications or derivative works by an Existing Venture Company to the Licensed Intellectual Property Rights after the Effective Time.

         "Intellectual Property Rights" shall mean all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (A) trade names, registered and unregistered trademarks and service marks, brand names, internet domain names, and trade dress and rights, trade names, business names, words, symbols, color schemes and other indications of origin, and all applications (including intent to use applications) to register any of the foregoing, and all goodwill associated with any of the foregoing (collectively, "Trademarks"); (B) patents or models, industrial designs and all applications therefor, including any and all continuation, divisional, provisional, continuation-in-part, reexamination and reissue patent applications and their extensions, and any patents issuing therefrom (collectively, "Patents"); (C) trade secrets, knowhow and other confidential or non-public business information, including ideas, formulas, compositions, inventions, inventors' certificates, invention disclosures, discoveries and improvements, know-how, manufacturing and production processes and techniques, and research and development information; drawings, specifications, plans, proposals and technical data; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information, including rights to limit the use or disclosure of confidential information by any Person; in each case whether patentable, copyrightable or not ("Trade Secrets"); (D) computer programs, software, firmware and databases, including the routines, subroutines, concepts, processes, algorithms, formulas, ideas and know-how contained therein, and any corrections, "patches", updates, upgrades or revisions thereto, and all documentation therefor, in each case whether patentable, copyrightable or not (collectively, "Software"); (E) copyrights and moral rights in writings and other works of authorship, including marketing materials, brochures, training materials, and Software, including all registrations and applications therefor (collectively, "Copyrights"); and (F) mask work and similar rights, including rights created under Sections 901-914 of Title 17 of the United States


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Code, including all registrations and applications to register any of the foregoing, and any other rights protecting integrated circuit or chip topographies or designs (collectively, "Mask Works").

         "IPR Agreement" shall have the meaning set forth in the first paragraph of this IPR Agreement.

         "IPR Contracts" shall mean the contracts, purchase orders, agreements, third party software licenses and other rights and obligations of Nortel Networks and its Affiliates relating to the Transferred Intellectual Property Rights which are to be assumed by Existing Venture, all of which are listed in Schedule D attached hereto;

         "Licensed Intellectual Property Rights" shall mean those Intellectual Property Rights owned by Nortel Networks and embodied in, used by, or used in the development, manufacture, and sale of, Existing Venture Products as of the Effective Time, as identified in Schedule B, but shall not include any Trademarks owned by Nortel Networks, Transferred Intellectual Property Rights or Excluded Intellectual Property Rights, and shall include, without limitation, those Intellectual Property Rights listed in Schedule E, attached hereto.

         "Licensed Products" means Existing Venture Products and natural improvements and evolutions thereof used in the delivery of narrowband and broadband services over Hybrid Fiber Coaxial Cable Networks.

         "Nortel Networks" shall have the meaning set forth in the first paragraph of this Agreement.

         "Arris Hardware" shall have the same meaning as the term "Arris Hardware" as set forth in the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

         "Common Equipment Hardware" shall have the same meaning as the term "Common Equipment Hardware" as set forth in the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

         "Proprietary Hardware" shall have the same meaning as the term "Proprietary Hardware" as set forth in the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

         "Nortel Networks LLC" shall have the meaning set forth in the first paragraph of this Agreement.

         "Nortel Networks Royalty Products" shall mean those products and services of Nortel Networks or its Affiliates which embody Transferred Intellectual Property Rights or Existing Venture Intellectual Property Rights, other than CMTS IPR, and which provide substantially identical functionality as that provided by the Existing Venture Products.


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         "Party" shall mean either of Nortel Networks or Existing Venture, and
"Parties" shall mean both Nortel Networks and Existing Venture.

         "Patents" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Software" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Trade Secrets" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Trademarks" shall have the meaning set forth in the definition of Intellectual Property Rights.

         "Transferred Intellectual Property Rights" means the Transferred Patents, the Transferred Trademarks and the Transferred Other IPR, a complete list of which is attached hereto as Schedule F.

         "Transferred Other IPR" means the Intellectual Property Rights, other than Patents and Trademarks that are listed under the heading "Transferred Other IPR" in Schedule F attached hereto.

         "Transferred Patents" means the Patents that are listed under the heading "Transferred Patents" in Schedule F attached hereto.

         "Transferred Trademarks" means the Trademarks that are listed under the heading "Transferred Trademarks" in Schedule F attached hereto, and all goodwill associated therewith.

                                   ARTICLE II
                         INTELLECTUAL PROPERTY TRANSFERS

         2.01 Transferred Intellectual Property. Subject to the terms and conditions hereof, NNI hereby transfers, conveys and assigns to Existing Venture, and Existing Venture hereby acquires, NNI's entire right, title and interest in, to and under the Transferred Intellectual Property Rights. NNI shall transfer all of its interest in the Transferred Intellectual Property Rights by delivering to Existing Venture an executed assignment document and thereafter delivering to Existing Venture such other documents (including patent prosecution files) as Existing Venture may reasonably request to effect the transfer and the registration thereof, within 120 days after the Closing Date.

         2.02 Excluded Assets. All other Intellectual Property Rights, technology, real property, personal property, agreements and all other assets owned, leased or otherwise possessed by Nortel Networks are specifically excluded from the Transferred Intellectual Property Rights and any contribution or acquisition pursuant to this IPR Agreement.


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         2.03     Non-Assignable IPR Contracts. This IPR Agreement and any
document delivered hereunder shall not constitute an assignment or an attempted assignment of any IPR Contract contemplated to be assigned to Existing Venture hereunder and:

                  (a) not assignable without the consent of a third Person if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or

                  (b) in respect of which the remedies for the enforcement thereof available to Nortel Networks would not pass to Existing Venture.

Nortel Networks shall use its commercially reasonable efforts to obtain such consents of third Persons as may be necessary for the assignment of the IPR Contracts, provided that Nortel Networks shall not be obliged to make any payments to such third Persons in addition to those required to be made thereunder in order to obtain such consents, unless Existing Venture reimburses Nortel Networks for such payments at the time such payments are made. Existing Venture shall cooperate in all reasonable respects with Nortel Networks to obtain all such consents and to resolve all matters necessary to assign such IPR Contracts to Existing Venture. The Parties shall execute and deliver a letter, substantially in the form of Schedule G attached hereto, to all applicable third Persons in order to either effect such assignments or to enter into new arrangements between Existing Venture and the applicable third Person. To the extent that, in the sole opinion of Nortel Networks, any of the foregoing items are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as herein provided, such items shall be held by Nortel Networks for the benefit of Existing Venture and the covenants and obligations thereunder shall be performed by Existing Venture in the name of Nortel Networks and all benefits and obligations existing thereunder shall be for the account of Existing Venture.

         2.04 Assumed Liabilities. Upon and subject to the terms and conditions hereof, at the Effective Time, Existing Venture shall assume and become responsible for, and shall thereafter pay, perform, discharge and satisfy the following obligations and liabilities (collectively, the "Assumed Liabilities"):

                  (a) all obligations and liabilities under the IPR Contracts required to be performed from and after the Effective Time; and

                  (b) all other obligations and liabilities relating to the Transferred Intellectual Property Rights that arise or are incurred from and after the Effective Time.

         2.05 Excluded Liabilities. The Assumed Liabilities shall not include, and Existing Venture shall not assume or become responsible for, any of the following obligations or liabilities (collectively, the "Excluded Liabilities"):

                  (a) all accounts payable in connection with the Transferred Intellectual Property Rights as at the Effective Time; and


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                  (b)      all obligations and liabilities relating to the
Transferred Intellectual Property Rights that were required to be performed prior to the Effective Time,

provided that nothing in this Section 2.05 shall be construed to negate any liability or obligation explicitly assumed by Existing Venture elsewhere in this IPR Agreement.

         2.06 Taxes. Existing Venture shall pay or cause to be paid all sales and use taxes, privilege or other taxes, if any, which are based either on the circumstances of transfer or on the value of any Transferred Intellectual Property Rights that is to be sold or contributed by Nortel Networks pursuant hereto that may be imposed on or in connection with the contributions, conveyances, assignments, transfers and deliveries to be made hereunder by Nortel Networks.

                                   ARTICLE III
                         INTELLECTUAL PROPERTY LICENSES

         3.01 Licensed Intellectual Property - Licensed Products. Subject to the terms and conditions of this IPR Agreement, Nortel Networks hereby grants to Existing Venture Companies a personal, non-assignable (except as permitted in Section 3.03), royalty-free, fully paid-up, non-exclusive, world-wide license under the Licensed Intellectual Property Rights to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and import Licensed Products. Such right shall include the right to have Licensed Products designed and developed by a third Person for the manufacture, use, sale or lease by Existing Venture Companies, provided such third Person is not a Competing Company. Furthermore, such right shall also include the right to have such Licensed Products made by a third Person for the use, sale or lease by Existing Venture Companies, but only when both of the following conditions are met:

                  (a) the designs, specifications and working drawings for the manufacture of said Licensed Products are furnished by Existing Venture Companies; and

                  (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than (i) adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the Licensed Products only to a negligible extent, or (ii) as required by the manufacture to lower the overall cost per product.

         3.02 Existing Venture Companies shall be entitled to grant sublicenses under the Software and Copyrights of the Licensed Intellectual Property Rights to distributors and end users of Licensed Products solely to the extent necessary to permit the distribution and use of such Licensed Products, provided that Existing Venture Companies shall enter into enforceable sublicense agreements with each such sublicensee under which the sublicensee acquires no right, title or interest in any of the Licensed Intellectual Property Rights other than the right to use and copy the subject matter thereof as necessary for the distribution and use of such Licensed Products, and agrees to be bound by the confidentiality provisions set forth in Article 4 hereof.


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         3.03     The license granted to Existing Venture Companies in Section
3.01 shall include the right to grant sublicenses within the scope of such license to Subsidiaries of Existing Venture Companies, but, except as provided in Section 3.02 and this Section 3.03, shall otherwise be non-sublicenseable, non-transferable and non-assignable except in conjunction with the subsequent sale of all or substantially all of the business of the design, development, manufacture, lease and sale of Licensed Products, in which case Existing Venture Companies shall be entitled to assign all of its rights under Sections 3.01 and
3.02 to the assignee of the such business provided that:

                  (a) Existing Venture Companies shall provide prior written notice to Nortel Networks of any such assignment;

                  (b) The licenses in Sections 3.01 and 3.02 will be restricted to Licensed Products, and shall not extend to any other products or services of such assignee;

                  (c) such assignee shall agree in writing to assume all obligations of Existing Venture Companies hereunder and to strictly comply with the terms of this IPR Agreement;

                  (d) Existing Venture Companies shall not be relieved of any of its obligations hereunder; and

                  (e) all rights of Existing Venture Companies (and any of their Subsidiaries hereunder) shall terminate on the Effective Time of any such assignment.

         3.04 Licensed Intellectual Property - Existing Venture Royalty Products. Subject to the terms and conditions of this IPR Agreement and upon Nortel Networks' prior written consent, not to be unreasonably withheld, Nortel Networks will grant to Existing Venture Companies a personal, non-assignable, royalty-bearing, non-exclusive, world-wide license under the Licensed Intellectual Property Rights to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and import Existing Venture Royalty Products on reasonable, non-discriminatory terms and conditions. Furthermore, such right shall also include the right to have Existing Venture Royalty Products designed and developed by a third Person for the manufacture, use, sale or lease by Existing Venture Companies, provided such third Person is not a Competing Company. Such right will include the right to have such Venture Royalty Products made by a third person for the use, sale or lease by Existing Venture Companies, but only when both of the following conditions are met:

                  (a) the designs, specifications and working drawings for the manufacture of said Venture Royalty Products are furnished by Existing Venture Companies; and

                  (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than (i) adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the Existing Venture Royalty Products only to a negligible extent, or (ii) as required by the manufacture to lower the overall cost per product.


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         3.05     Existing Venture Companies will be entitled to grant
sublicenses under the Software and Copyrights of the Licensed Intellectual Property Rights to distributors and end users of Existing Venture Royalty Products solely to the extent necessary to permit the distribution and use of such Existing Venture Royalty Products, provided that Existing Venture Companies shall enter into enforceable sublicense agreements with each such sublicensee under which the sublicensee acquires no right, title or interest in any of the Licensed Intellectual Property Rights other than the right to use and copy the subject matter thereof as necessary for the distribution and use of such Existing Venture Royalty Products, and agrees to be bound by the confidentiality provisions set forth in Article 4 hereof.

         3.06 The licenses granted to Existing Venture in Section 3.04 will include the right to grant sublicenses within the scope of such license to Subsidiaries of Existing Venture Companies, but, except as provided in Section
3.05 and this Section 3.06, shall otherwise be non-sublicenseable, non-transferable and non-assignable unless explicitly provided for in the terms of such licenses.

         3.07 Transferred and Existing Venture Intellectual Property. Subject to the terms and conditions of this IPR Agreement, NNI retains, and Existing Venture agrees to allow NNI to retain, a personal, non-assignable except to Affiliates, royalty-free, fully paid-up, non-exclusive, worldwide license under the Transferred Intellectual Property Rights and the Existing Venture Intellectual Property Rights, excluding those Transferred Intellectual Property Rights and the Existing Venture Intellectual Property Rights which are Trademarks, to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and import all products and services other than Nortel Networks Royalty Products. Existing Venture hereby agrees to grant to Nortel Networks and its Affiliates a personal, non-assignable, royalty-bearing, non-exclusive, worldwide license under the Transferred Intellectual Property Rights and the Existing Venture Intellectual Property Rights to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and import Nortel Networks Royalty Products on reasonable, non-discriminatory terms and conditions. Such licenses will include the right to have all products made by another manufacturer for the use, lease or sale by Nortel Networks and its Affiliates, but only when both of the following conditions are met:

                  (a) the designs, specifications and work drawings for the manufacture of said products are furnished by Nortel Networks or its Affiliate; and

                  (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than (i) adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the products only to a negligible extent, or (ii) as required by the manufacture to lower the overall cost per product.

         3.08 Improvements. Subject to the terms and conditions of this IPR Agreement, Existing Venture Companies hereby agree to grant to Nortel Networks and its Affiliates a personal, non-assignable, royalty-bearing, non-exclusive, worldwide license under Improvements to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and


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import products and services on reasonable, non-discriminatory terms and conditions. Such license will include the right to have all products made by another manufacturer for the use, lease or sale by Nortel Networks and its Affiliates, but only when both of the following conditions are met:

                  (a) the designs, specifications and work drawings for the manufacture of said products are furnished by Nortel Networks or its Affiliate; and

                  (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than (i) adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of the products only to a negligible extent, or (ii) as required by the manufacture to lower the overall cost per product.

         3.09 Nortel Networks and its Affiliates shall be entitled to grant sublicenses under the Software and Copyrights of the Transferred Intellectual Property Rights, the Existing Venture Intellectual Property Rights, and Improvements to distributors and end users of Nortel Networks' or its Affiliates' products solely to the extent necessary to permit the distribution and use of such products, provided that Nortel Networks or its Affiliate shall enter into enforceable sublicense agreements with each such sublicensee under which the sublicensee acquires no right, title or interest in any of the Transferred Intellectual Property Rights, the Existing Venture Intellectual Property Rights, and Improvements other than the right to use and copy the subject matter thereof as necessary for the distribution and use of such products, and agrees to be bound by the confidentiality provisions set forth in
Article 4 hereof.

         3.10 The licenses granted to Nortel Networks and its Affiliates in Sections 3.07 and 3.08 shall, except as provided in Sections 3.08, 3.09 and this
Section 3.10, be non-sublicenseable, non-transferable and non-assignable except in conjunction with the subsequent sale of all or substantially all of Nortel Networks' or its Affiliate's business related to such products, in which case Nortel Networks or its Affiliate shall be entitled to assign all of its rights under Sections 3.07 and 3.08 to the assignee of such business provided that:

                  (a) Nortel Networks or its Affiliate shall provide prior written notice to Existing Venture of any such assignment;

                  (b) such assignee shall agree in writing to assume all obligations of Nortel Networks and its Affiliates hereunder and to strictly comply with the terms of this IPR Agreement;

                  (d) Nortel Networks and its Affiliates shall not be relieved of any of its obligations hereunder; and

                  (e) all rights of Nortel Networks (and any of its Affiliates hereunder) shall terminate on the Effective Time of any such assignment.


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3.11     All patent and industrial design licenses granted herein shall commence on the Effective Time and shall continue for the entire terms of the patents
(and their extensions) and industrial designs under which licenses are granted subject to termination as provided herein. All other licenses granted hereunder shall be perpetual, subject to termination as provided herein. Any sublicense granted hereunder to an Affiliate or Subsidiary shall terminate on the date such entity ceases to be an Affiliate or Subsidiary, as the case may be, unless terminated earlier as provided herein.

3.12. License to CMTS IPR. Notwithstanding that CMTS IPR form part of Transferred Intellectual Property Rights, NNI retains, and Existing Venture agrees to allow NNI to retain, a royalty-free, non-exclusive license, with the right to grant sublicenses under all CMTS IPR to a third Person. Provided that if such third Person is ADC, Riverdelta, Riverstone, Cadant, Pacific Broadband, Motorola, Cisco, Tellabs, NNI shall not have the right to sublicense the CMTS IPR for use in the delivery of narrowband or broadband services over Hybrid Fiber Coaxial Cable Networks nor the right to sublicense for non-Hybrid Fiber Coaxial Cable Networks applications if such applications are available from Existing Venture.

3.13 Supply License to Nortel Networks Components. Nortel Networks grants to Existing Venture Companies a non-exclusive, royalty-free license under Nortel Networks' Intellectual Property Rights embodied in, or used in the manufacture of, Arris Hardware to make or have made Arris Hardware solely for use in the manufacture and sale of Licensed Products by Existing Venture Companies subject to the terms of the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

Nortel Networks grants to Existing Venture Companies a non-exclusive, royalty-free license under Nortel Networks' Intellectual Property Rights embodied in, or used in the manufacture of, Common Equipment Hardware to make or have made Common Equipment Hardware solely for use in the manufacture and sale of Licensed Products by Existing Venture Companies subject to the terms of the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

At such time that Nortel Networks manufactures discontinues Proprietary Hardware, Nortel Networks agrees to grant to Existing Venture Companies a non-exclusive, royalty-free license under Nortel Networks' Intellectual Property Rights embodied in, or used in the manufacture of, Proprietary Hardware to make or have made Proprietary Hardware solely for use in the manufacture and sale of Licensed Products by Existing Venture Companies subject to the terms of the Purchase and Sale Agreement between the parties dated as of the effective date first above written.

Existing Venture Companies hereby agrees to bear all reasonable costs incurred by Nortel Networks related to locating, obtaining, compiling or otherwise providing to Existing Venture Companies information, including specifications, drawings, and other technical information, associated with the Common Equipment Hardware and the Proprietary Hardware.

         3.14     Packetport. Notwithstanding the licenses granted under Section
3.01 and that Licensed Products include that Existing Venture Product known as Packetport, for a period of


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twelve (12) months from the Effective Time Existing Venture Companies shall not, without the express written consent of Nortel Networks, further develop, modify, improve or evolve Packetport in such a manner that Packetport no longer supports the standard quality of service and signaling requirements of either (i) Nortel Networks' product known as Succession Call Server, or (ii) a widely-accepted industry standard. Nothing in this Section 3.14 shall prohibit Existing Venture Companies from further developing or modifying, Packetport (for example, so that it is compatible with other vendors' products, or in order to reduce the cost per unit), provided that during such twelve (12) month period Packetport continues to support the standard quality of service and signaling requirements of either (i) Nortel Networks' product known as Succession Call Server, or (ii) a widely-accepted industry standard. Subject to the foregoing, but notwithstanding Section 3.04, Nortel Networks hereby grants to Existing Venture Companies a personal, non-assignable, royalty-free, fully-paid, non-exclusive, world-wide license under the Licensed Intellectual Property Rights embodied in Packetport to design, develop, manufacture, use, reproduce, modify, perform, lease, sell, offer for sale and import natural improvements or evolutions of Packetport (whether or not used in Hybrid Fiber Coaxial Cable Networks) based on established design specifications for CPE devices which are compatible with Nortel Networks' Fiber-to-the-Home products. The licenses granted in this
Section 3.14 shall include the right to have such evolutions of Packetport designed and developed by a third Person for the manufacture, use, sale or lease by Existing Venture Companies, provided such third Person is not a Competing Company. Furthermore, such right shall also include the right to have such evolutions of Packetport made by a third Person for the use, sale or lease by Existing Venture Companies, but only when all of the following conditions are met

                  (a) the designs, specifications and working drawings for the manufacture of such products are furnished by Existing Venture Companies; and

                  (b) said designs, specifications and working drawings are in sufficient detail that no material modification by the manufacturer is required other than (i) adaptation to the production processes and standards normally used by the manufacturer which changes the characteristics of such products only to a negligible extent, or (ii) as required by the manufacture to lower the overall cost per unit; and

                  (c) any Software embodied in such evolutions of Packetport is furnished to the manufacturer in object code only.

All Intellectual Property Rights, excluding Patents, that as of the Effective Time are (i) owned by Nortel Networks, and (ii) either exclusively embodied in or exclusively used by Packetport, or exclusively used in the development, manufacture and sale of Packetport (the "Transferred Packetport IPR"), will become Transferred Intellectual Property effective twelve (12) months from the Effective Time. At the same time, Nortel Networks will grant Existing Venture Companies a royalty-free, non-exclusive license, with the right to grant sublicenses, under any Patents that as of the Effective Time are owned by Nortel Networks and embodied in, or used by Packetport, or are used in the development, manufacture and sale of Packetport, solely to make, use and sell Packetport and natural improvements and evolutions thereof. Also at the same time,

Existing Venture Companies will grant Nortel Networks and its Affiliates an unrestricted, royalty-free, non-exclusive license, with the right to grant sublicenses, under all Transferred Packetport IPR, and under all improvements, innovations, enhancements, modifications or derivative works of Transferred Packetport IPR created by Existing Venture Companies during the previous twelve
(12) months. During the twelve (12) months prior to the transfer of the Packetport IPR, Nortel Networks shall use reasonable efforts to consult with Existing Venture prior to sublicensing of the Packetport IPR and any royalty rights received by Nortel Networks from the sublicensing of Packetport IPR for use in the delivery of narrowband or broadband services over Hybrid Fiber Coaxial Cable Networks shall be assigned to Existing Venture.

         3.15 Subject to the terms and conditions of this IPR Agreement, Nortel Networks hereby grants to Existing Venture Companies a royalty-free, perpetual, fully paid-up, non-exclusive, fully sublicensable, world-wide license under the following four patent disclosures, and any patents issuing thereon, identified on Schedule E, Licensed Intellectual Property Rights: BA0199, 12329HU, 14195RG, and 14300RG.

         3.16 For any patent disclosure identified on Schedule E, Licensed Intellectual Property Rights, for which Nortel Networks, after 12 months after the respective submission date of such disclosure, has not initiated preparation of a patent application, or for any filed patent application on Schedule E for which Nortel Networks chooses not to continue prosecuting for reasons unrelated to patentability, Nortel Networks shall assign such patent disclosure or patent application, respectively, to Existing Venture Companies, subject to Nortel Networks retention of a royalty-free, perpetual, fully paid-up, non-exclusive, fully sublicensable, world-wide license to any patents issuing from such patent disclosure or patent application.

                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

         4.01 The Parties acknowledge that the subject matter of the Licensed Intellectual Property Rights, the Transferred Intellectual Property Rights, the Existing Venture Intellectual Property Rights and the Improvements include Confidential Information that is proprietary to and constitutes trade secrets of the respective owners of such Intellectual Property Rights. Accordingly, for a period of ten (10) years after the Effective Time, the receiving Party shall hold such Confidential Information in confidence for the disclosing Party and only make use of, or disclose it in accordance with the provisions of this Article 4.

         4.02 The receiving Party shall hold secret and not disclose to any Person (except to such of its own employees and permitted sublicensees as are required to use the Confidential Information in the course of exploiting its license rights hereunder, and then only under an obligation of secrecy binding upon such employees or sublicensees) any of the Confidential Information, except as follows:

                  (a) as is reasonably necessary in the provision of procurement specifications to suppliers for the procurement by the receiving Party and permitted sublicensees of materials, parts, components and assemblies for use in the manufacture, use and sale of products and services as licensed herein and as reasonably necessary to enable end users of such products and services to operate and maintain them, provided, in each case, such persons agree to be bound by the confidentiality provisions of this Article 4; and

                  (b) to the extent the Confidential Information: (i) becomes available to the public from a source other than the receiving Party;
(ii) is obtained by the receiving Party without restrictions on use or disclosure from a third Person who did not receive it, directly or indirectly, from the disclosing Party; (iii) is documented as being known to the receiving Party prior to its disclosure by the disclosing Party; or (iv) is documented as being independently developed by the receiving Party without reference to the Confidential Information.

         4.03 The receiving Party and its permitted sublicensees shall not make or have made or permit to be made, any copies of the Confidential Information except those copies which are necessary for the exercise of the rights granted hereunder, and all such copies shall, upon reproduction by the receiving Party and its permitted sublicensees and whether or not in the same form or format as the Confidential Information, contain the same proprietary and confidentiality notices or legends which appear on the disclosing Parties' Confidential Information provided pursuant to this IPR Agreement.

         4.04 The receiving Party and its permitted sublicensees shall use the same degree of care as is used to protect their own confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of the Confidential Information.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.01 Save and except as set out in Schedule H attached hereto, Nortel Networks has no Knowledge of any other agreement, written or oral, relating to Intellectual Property Rights, that is material to the use and enjoyment of the Transferred Intellectual Property Rights. Save and except as set out in Schedule H attached hereto, Nortel Networks has no Knowledge of any outstanding claims, or threatened claims, made in writing during the past two years that any of the Transferred Intellectual Property Rights infringes any Intellectual Property Right of any third Person.

         5.02 EXCEPT AS PROVIDED IN SECTION 5.01, NO PARTY MAKES, AND THERE ARE NO WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE RELATING TO THE TRANSFERRED INTELLECTUAL PROPERTY RIGHTS, THE LICENSED INTELLECTUAL PROPERTY RIGHTS, THE EXISTING VENTURE INTELLECTUAL PROPERTY RIGHTS, OR THE IMPROVEMENTS, OR TO THIS IPR AGREEMENT. THE PARTIES EXPRESSLY EXCLUDE ANY WARRANTIES, CONDITIONS OR REPRESENTATIONS OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR ANY PARTICULAR PURPOSE.

         5.03 IN NO EVENT SHALL ANY PARTY, ITS AGENTS OR EMPLOYEES, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST DATA, OR LOST SAVINGS, IN CONNECTION WITH THIS IPR AGREEMENT OR THE TRANSFERRED INTELLECTUAL PROPERTY RIGHTS, THE LICENSED INTELLECTUAL PROPERTY RIGHTS, THE EXISTING VENTURE INTELLECTUAL PROPERTY RIGHTS, OR THE IMPROVEMENTS, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

         5.04 Without limiting the generality of Section 5.02, nothing contained in this IPR Agreement shall be construed as:

                  (a) requiring the filing of any patent application or application to register any industrial design, the securing of any patent or industrial design, or the maintaining of any patent or industrial design in force;

                  (b) a warranty or representation by the licensor, or an admission by the licensee, as to the validity or scope of any of the Licensed Intellectual Property Rights, Transferred Intellectual Property Rights, Existing Venture Intellectual Property Rights or Improvements;

                  (c) a warranty or representation that any manufacture, development, sale, lease, use or importation will be free from infringement of third party patents or other intellectual property rights;

                  (d) an agreement to bring or prosecute actions or suits against third parties for infringement or misappropriation;

                  (e) an obligation to furnish any assistance or any technical information under this IPR Agreement;

                  (f) conferring any right to use, in advertising, publicity or otherwise, any name, trade name or trade mark, or any contraction, abbreviation or simulation thereof; or

                  (g) conferring by implication, estoppel or otherwise upon any Party any license or other right under any patent or other Intellectual Property Right, except the licenses and rights expressly granted herein.

                                   ARTICLE VI
                                   TERMINATION

         6.01 If within nine (9) months of the Effective Time a Competing Company has entered into an agreement under which it will acquire the right, either directly or indirectly, to elect or appoint a majority of the members of the board of any Existing Venture Company, the licenses granted to Existing Venture Companies under Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.14 shall immediately terminate.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Counterparts. This IPR Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to constitute an original but all of which when taken together shall constitute one and the same instrument.

         7.02 Governing Law. This IPR Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario, Canada, without regard to the conflict of law principles thereof.

         7.03 Assignment; Change of Control. Except as set forth previously, Existing Venture shall not assign or transfer this IPR Agreement, in whole or in part, whether by merger, operation of law or otherwise without the prior written consent of Nortel Networks. Except as may be contemplated in the Ancillary Agreements, any change of control of Existing Venture shall be deemed to constitute an assignment for the purposes of this Section.

         7.04 Expenses. Except as otherwise provided herein, each Party hereto will bear all expenses incurred by it in connection with this IPR Agreement and the transactions contemplated hereby.

         7.05 Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or three business days after being mailed by registered or certified mail (return receipt requested) or one business day after being delivered by overnight courier to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party hereto.

         If to Nortel Networks:

                  Nortel Networks Limited
                  8200 Dixie Road
                  Brampton, Ontario
                  CANADA L6T-5P6
                  Attention: Legal Department

                  Nortel Networks Inc.
                  200 Athens Way
                  Nashville, Tennessee 37228
                  Attention: Legal Department

         With a copy to:

                  Nortel Networks Inc.
                  P.O. Box 13828
                  Research Triangle Park, North Carolina 27709-3828
                  Attention: Eric P. Jensen

                  Nortel Networks Inc.
                  2221 Lakeside Boulevard
                  Richardson, Texas 75082
                  Attention: Robert Fishman
                  Fax: (972) 684-3888

         If to Existing Venture:

                  Arris Interactive, L.L.C.
                  Andover Research Park
                  6 Riverside Drive
                  Andover, MA 01810-1140
                  Attention: Bruce McClelland
                  Fax: 978-946-4742
                  Phone: 978-946-4713

         With a copy to:

                  ANTEC Corporation
                  11450 Technology Circle
                  Duluth, Georgia 30097

                  Attention: President
                  Fax: (678) 473-8470

                  Troutman Sanders LLP
                  600 Peachtree Street
                  Suite 5200
                  Atlanta, Georgia 30308
                  Attention: W. Brinkley Dickerson, Jr.
                  Fax: (404) 885-3900
                  Phone: (404) 885-3000

         7.06 Entire Agreement. This IPR Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof, and merges all prior discussions between them, and neither Party hereto shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the date hereof in writing, signed by duly authorized officers of the Parties.

         7.07 Publicity. The provisions of this IPR Agreement shall be held in confidence by the Parties and only disclosed as may be agreed to by the Parties or as may be required by applicable law. Neither Party shall make public statements or issue publicity or media releases with regard to this IPR Agreement without the prior written approval of the other Party.

         7.08 Severability. Any term or provision of this IPR Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this IPR Agreement or affecting the validity or enforceability of any of the terms or provisions of this IPR Agreement in any other jurisdiction. If any provision of this IPR Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as it is enforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this IPR Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                   NORTEL NETWORKS LIMITED


                                   By:      /s/ William R. Kerr
                                            ------------------------------------
                                            Name:
                                            Title:


                                   By:      /s/ Blair F. Morrison
                                            ------------------------------------
                                            Name:
                                            Title:

                                   ARRIS INTERACTIVE, L.L.C.


                                   By:      /s/ David Potts
                                            ------------------------------------
                                            Name:
                                            Title:


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